================================================================================
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                            Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the Appropriate Box:
[   ]    Preliminary Proxy Statement

[   ]    Confidential,  for Use of the Commission  Only (as permitted by Rule
         14a-6(e)(2))

[ X ]    Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting  Material  Pursuant to Section  240.14a-11(c)  or Section
         240.14a-12

--------------------------------------------------------------------------------
================================================================================

                            UNITED NATIONAL BANCORP

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

================================================================================


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[  ]     Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
         0-11.

         1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  ______________________________________________________
         2)       Aggregate number of securities to which transaction applies:
                  ______________________________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  ______________________________________________________
         4)       Proposed maximum aggregate value of transaction:
                  ______________________________________________________
         5)       Total fee paid:
                  ______________________________________________________
[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            Amount Previously Paid:  _____________________________________
            Form, Schedule or Registration Statement No.: _________________ Filing Party: ________________________________________________
            Date Filed:  __________________________________________________

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================================================================================

                                     [LOGO]



                               1130 Route 22 East
                          Bridgewater, New Jersey 08807
                           ---------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 21, 1998

To Our Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of United National Bancorp (the "Corporation") will be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on April 21, 1998 at 10:00 a.m. local time, for the purpose of considering and voting upon the following matters:

         1. Electing five directors to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

         2. Such other business as may properly come before the Meeting or any adjournment thereof.

         Only those shareholders of record as of the close of business on March 12, 1998 will be entitled to notice of, and to vote at, the Meeting. A list of such shareholders will be available at the Meeting.

         An annual disclosure statement covering the Corporation's financial results for the past two years is available, by request, at all branches of the Corporation's subsidiary, United National Bank ("UNB") and that disclosure statement and a copy of the Corporation's Annual Report on Form 10-K (without exhibits) may be obtained by writing Ralph L. Straw, Jr., Vice President & Secretary, United National Bancorp, P.O. Box 6000, 1130 Route 22 East, Bridgewater, New Jersey 08807-0010, or by calling 908-429-2409.

                                              By Order of the Board of Directors


                                              RALPH L. STRAW, JR.
                                              ----------------------------------
                                              Ralph L. Straw, Jr.
                                              Vice President & Secretary

Bridgewater, New Jersey
March 23, 1998

         THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE CORPORATION. IF YOU ATTEND THE MEETING, YOU MAY SUPERSEDE YOUR EXECUTED PROXY BY VOTING IN PERSON.

         THIS YEAR'S ANNUAL MEETING IS BEING HELD AT THE HEADQUARTERS BUILDING OF THE CORPORATION, 1130 ROUTE 22 EAST, BRIDGEWATER, NEW JERSEY.

                                     [LOGO]


                               1130 Route 22 East
                          Bridgewater, New Jersey 08807
                           --------------------------

                                 PROXY STATEMENT
                              Dated March 23, 1998
                          ----------------------------

                       GENERAL PROXY STATEMENT INFORMATION

         This Proxy Statement is furnished in connection with the solicitation of the Board of Directors of United National Bancorp (the "Corporation") of proxies for use at the Annual Meeting of Shareholders of the Corporation (the "Meeting") to be held at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, on April 21, 1998 at 10:00 a.m. local time. This Proxy Statement is first being mailed to shareholders on approximately March 23, 1998.

                               VOTING INFORMATION

         The record date for determining shareholders entitled to notice of and to vote at the Meeting is March 12, 1998. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the Meeting.

         On the record date, 9,371,209 shares of the Corporation's Common Stock, $1.25 par value, were outstanding and eligible to be voted at the Meeting. Each share of the Corporation's Common Stock is entitled to one vote.

         All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the election of the five nominees for director who are named in this Proxy Statement, unless the shareholder specifies a different choice by means of the proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the Meeting, the persons named as proxies will vote upon such matters according to their discretion unless the shareholder otherwise specifies in the proxy.

         Please return your proxy in the enclosed envelope (addressed to The Bank of New York, serving as Registrar of our stock) sufficiently early to assure that it will be received prior to the time set for the Meeting. You are, of course, welcome to attend the Meeting and vote in person if you wish.

         Please note that proxies may be revoked in person at the Meeting, or by written and signed order of the shareholder if the revocation notice is delivered to the Corporation's Headquarters, P.O. Box 6000, 1130 Route 22 East, Bridgewater, New Jersey 08807, Attention: Ralph L. Straw, Jr., Vice President & Secretary, prior to 10:00 a.m. on April 21, 1998.

         The enclosed proxy is solicited by the Board of Directors of the Corporation, and the cost of that solicitation will be borne by the Corporation. In addition to the use of the mails, proxies may be solicited personally or by telephone by officers, directors and employees of the Corporation who will not be specifically compensated for such solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons and the Corporation will reimburse such persons for their reasonable expenses incurred in that connection.

         Election of directors requires the affirmative vote of a plurality of the Corporation's Common Stock voted at the Meeting, whether in person or by proxy. The Corporation's Board of Directors unanimously recommends a vote FOR management's nominees for Director.

         At the Meeting, inspectors of election will tabulate both ballots cast by shareholders present and voting in person, and votes cast by proxy. Under applicable state law and the Corporation's Certificate and Bylaws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count. Generally, the approval of a specified percentage of shares voted at a shareholder meeting is required to approve a proposal and thus abstentions and broker non-votes have no effect on the outcome of a vote. Where state law or the Corporation's Certificate or Bylaws require that the matter voted upon be approved by a specified percentage of the outstanding shares, then abstentions and broker non-votes have the same effect as negative votes.

                            I. ELECTION OF DIRECTORS

         The Corporation's Board of Directors has been divided into three classes of approximately equal size. Directors are generally elected for three-year terms on a staggered-term basis, so that the term of office of one class will expire each year and the terms of office of the other classes will extend for additional periods of one and two years, respectively. This year five nominees have been nominated to serve three-year terms expiring in 2001.

         Shareholders will elect five directors at the Meeting. Table I identifies the nominees selected by the Board of Directors for election to the Board at the Meeting. Table II identifies the individuals whose terms of office extend beyond the Meeting.

         Unless a shareholder either indicates "without authority" on the proxy, or indicates on the proxy that his or her shares should not be voted for certain nominees, it is intended that the proxy be voted for all of the persons named in Table I to serve until the expiration of their terms and thereafter until their successors shall have been duly elected and shall have qualified.

         Table I and Table II set forth the names and ages of the nominees for election to director, the directors whose terms extend beyond 1998, the other positions and offices presently held by each person within the Corporation, the period during which each person has served on the Board of Directors of the Corporation (or, for the period prior to August 1, 1988, the Board of Directors of the Corporation's primary subsidiary, United National Bank ("UNB")), the expiration of their respective terms, and the principal occupations and employment of each such person during the past five years.


                                                      TABLE I
                                        NOMINEES FOR ELECTION AS DIRECTORS

                                      Director                                 Principal Occupation or
           Name              Age       Since       Expiration              Employment for Past Five Years
--------------------------- ------- ------------- ------------- ------------------------------------------------------
George W. Blank               59        1994          2001      President and Chief Executive Officer, The MedTech
                                                                Group, Inc.
Charles E. Hance              54        1981          2001      Senior Vice President and General Counsel,
                                                                Beneficial Management Corp., Peapack, N.J. (provides
                                                                supervisory, audit and accounting services for
                                                                several divisions of Beneficial Corp.)
John R. Kopicki               54        1993          2001      President and Chief Executive Officer of Muhlenberg
                                                                Regional Medical Center.
John W. McGowan III           46        1996          2001      Attorney and Director; Herold and Haines, PA (law
                                                                firm).  Specializing in corporate transactions and
                                                                bank lending matters.
Paul K. Ross                  49        1998          2001      Principal, Ross, Rosenthal & Co., L.L.P., Managing
                                                                Partner, Ross Holding & Management Co.




                                    TABLE II
             DIRECTORS WHOSE TERMS EXTEND BEYOND THE ANNUAL MEETING


                                   Director                         Principal Occupation or Employment
           Name             Age      Since    Expiration                   for Past Five Years
--------------------------- ------ ---------- ------------ -------------------------------------------------
Donald A. Buckley            71      1987        2000      Retired; previously President and Chief Operating
                                                           Officer of the Corporation, Chairman of the Board
                                                           of UNB; served as President and Chief Executive
                                                           Officer of UNB until June 1992.

C. Douglas Cherry            61      1993        1999      President & Chief Executive Officer Cherry, Weber &
                                                           Associates, P.C. (consulting engineers).
Thomas C. Gregor             52      1992        1999      Chairman of the Board, President and Chief
                                                           Executive Officer of the Corporation and UNB.
Antonia S. Marotta           68      1994        2000      Retired; founder and former President, Lean Line,
                                                           Inc. (weight loss motivation programs).
Patricia A. McKiernan        59      1996        1999      Executive Vice President Hunterdon Medical Center
                                                           Foundation.
Charles N. Pond, Jr.         46      1996        2000      Owner, operator, The Oil Peddler, Inc. and General
                                                           Manager Hall Oil Company, Inc. (retail fuel oil).
David R. Walker              63      1994        1999      Consultant, formerly Vice Chairman,
                                                           Bollinger-Fowler Company (insurance agency).
Ronald E. West               48      1994        2000      Senior Manager, Telecommunications & Office
                                                           Automation, Shearman & Sterling (law firm).
George J. Wickard            66      1993        1999      Retired; formerly Vice President and General
                                                           Manager, United Telephone of New Jersey, Inc.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Corporation's Board of Directors had four regular meetings in 1997.

         There were five standing committees appointed by the Corporation's Board at the June, 1997 meeting. These are in addition to the nine Committees of the UNB Board. The Corporation's Committees are:

         Executive Committee. The principal function of the Executive Committee is to exercise the authority of the Board of Directors in the management and affairs of the Corporation, as required, between meetings of the Board. The members are Mr. Gregor (Chairman), and Messrs. Blank, Buckley, McGowan and Turnbull. The Executive Committee did not meet during 1997.

         Audit Committee. This committee (which also serves as the audit committee for UNB) supervises internal audits of the Corporation and UNB, reviews reports of internal and external auditors engaged by the Corporation and UNB, makes recommendations for changes in relevant systems and policies, and recommends the appointment of outside auditors. The members are Mr. Wickard (Chairman), Messrs. Cherry and Pond, and Mrs. McKiernan. Mr. Marder who was Chairman of this committee retired from the Board in 1997. Mr. Cherry was named to the committee to fill the vacancy created by Mr. Marder's retirement and Mr. Wickard replaced Mr. Marder as Chairman. The Audit Committee met five times in 1997.

         Nomination Committee. The committee makes recommendations with respect to nominees for election to the Board of Directors at the Annual Meeting of Shareholders and nominees to fill vacancies in the Board membership between Meetings. The Nomination Committee has not established specific procedures for receiving recommendations from shareholders for nominees for election to the Board of Directors, but will consider any such recommendations brought to the attention of the committee. Members of the committee are Mr. Turnbull (Chairman), Madams Marotta and McKiernan and Messrs. Gregor, Hance, and Wickard. The Nominating Committee met once during 1997.

         Strategic Planning Committee. This committee develops a strategic plan containing the Corporation's mission statement and assesses progress periodically. The committee also reviews capital adequacy and other resources. The members are Mr. Gregor (Chairman) and Messrs. Blank, Kopicki, McGowan and West, as well as four non-director officers of the Corporation. The Strategic Planning Committee met once during 1997.

         Stock Based Incentive Plan Committee. This committee has full power and discretion to interpret and administer the Corporation's Long Term Stock Based Incentive Plan. The committee establishes selection guidelines and selects eligible persons for participation in the Plan. Members of the committee are Mr. Blank (Chairman), Madams Marotta and McKiernan and Messrs. Cherry, Hance, Kopicki, Pond, Walker, West and Wickard. The committee met once during 1997.

         All Directors attended no fewer than 75% of the total number of meetings held by the Corporation Board and all committees of the Board on which they served (during the period they served) in 1997, except Mr. Hance who attended 67% of such meetings.

                             DIRECTORS' COMPENSATION

         The Directors of the Corporation receive a retainer of $4,000 per year and UNB Directors $3,500. In addition, the Corporation and UNB Directors receive $500 for each Board meeting and $450 for each committee meeting attended. Mr. Blank received an additional $3,000 as Chairman of both the Stock Based Incentive Plan Committee and the UNB Compensation Committee, and Mr. Wickard received an additional $4,000 as Chairman of both the Corporation and UNB Audit Committees.

         The total fees paid to all Directors for the Corporation's Board and committee meetings during 1997 were $91,344. The total fees paid to all Directors for UNB Board and committee meetings during 1997 were $251,101. These amounts include fees which Directors elected to defer under a deferred compensation plan. In addition, the Corporation's total fees include $11,511 resulting from the exercise of 1,458 options by Mr. Wickard under the Director Plan (described below). This amount represents the difference between the exercise price and fair market value to the date of exercise. This was the only exercise of options under the Director Plan in 1997.

         The Corporation has a stock option plan (the "Director Plan") under which each director of the Corporation who is not also an employee of the Corporation or its affiliates, and has not been an employee for at least one year (a "Non-Employee Director"), is eligible to receive options. Following the Corporation's 1995 Annual Meeting at which shareholders approved the Director Plan, each then current director of the Corporation except Mr. Gregor, a total of 11 persons, was granted an option to purchase 1,000 shares of Common Stock. Thereafter, each eligible person who is elected or re-elected at an annual meeting of the Corporation's shareholders will be automatically granted an option, with the number of shares purchasable thereunder based on the term to which such person is elected: 1,000 shares for a three-year term, 667 shares for a two-year term, or 333 shares for a one-year term. An amendment to the Director Plan (the "Plan Amendment") was approved at the 1997 Annual Meeting. The Plan Amendment increased the size of the options granted each year under the Director Plan from 1,000 to 2,400 and increased the total number of shares authorized for issuance under the Director Plan from 35,000 to 65,000 (such figures are stated without giving effect to the July 1, 1997 two-for-one stock split (the "1997 Stock Split")). Assuming that all Non-Employee Director nominees are elected at this year's Meeting, each of Messrs. Blank, Hance, Kopicki, McGowan and Ross will be granted an option to purchase 4,800 shares of Common Stock (taking into effect the 1997 Stock Split).

         The Corporation has established a deferred compensation plan ("Deferred Compensation Plan") for non-employee directors of the Corporation and UNB. A participating director may defer up to 100% of his monthly board fees and/or retainer into the Deferred Compensation Plan. Amounts deferred earn interest at a rate determined annually in accordance with the following: the interest rate will be equal to the greater of (i) 8% or (ii) the annual rate of return on equity for UNB for the immediately preceding year minus 5%, provided, however, that "(ii)" shall only be applicable if UNB's equity-to-asset ratio for the year is 8% or greater. At retirement, the benefit under the Deferred Compensation Plan is payable in the form of a monthly annuity for 10 years. In the event of the director's disability prior to attainment of his benefit eligibility date, the director may request that the Board permit him to receive an immediate disability benefit equal to the annuitized value of the director's deferral account and payable monthly over a 10 year period. In the event of a director's death prior to attainment of his benefit eligibility date, the director's beneficiary is entitled to a monthly survivor benefit payable for a 10 year period. The Deferred Compensation Plan also provides a $10,000 death benefit payable to the director's beneficiary. Presently, eight non-employee directors of the Corporation and nine non-employee directors of UNB are participating in the Deferred Compensation Plan.

             STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDER

         The following table sets forth, as of January 31, 1998, the number of shares of the Corporation's outstanding Common Stock beneficially owned by the Directors of the Corporation, the nominees for Director, the executive officers of the Corporation for whom individual information is required to be set forth in this Proxy Statement ("Named Officers") pursuant to the regulations of the Securities and Exchange Commission (the "Commission"), all Directors and executive officers of the Corporation as a group, and each person or group known by the Corporation to be the beneficial owner of more than 5% of Corporation's outstanding common stock.


                                                                                                      Percent of
                                                                         No. of Shares               Outstanding
    Name                                                              Beneficially Owned                Shares
---------------------------------------------------------             ------------------              -----------
George W. Blank                                                             6,357 (1)                       *
Donald A. Buckley                                                          26,261 (2)                       *
John C. Cannon                                                              6,519 (3)                       *
C. Douglas Cherry                                                          12,898 (4)                       *
Warren R. Gerleit                                                          33,013 (5)                       *
Thomas C. Gregor                                                           66,315 (6)                       *
Charles E. Hance                                                            6,000 (7)                       *
John R. Kopicki                                                             3,814 (8)                       *
Donald W. Malwitz                                                          26,821 (9)                       *
Antonia S. Marotta                                                          7,468 (10)                      *
Patricia A. McKiernan                                                       2,399 (11)                      *
John W. McGowan III                                                         3,059 (12)                      *
Charles N. Pond, Jr. (14)                                                  21,846 (13)                      *
Paul K. Ross                                                               10,600 (15)                      *
Ralph L. Straw, Jr.                                                        15,678 (16)                      *
Kenneth W. Turnbull                                                        15,990 (17)                      *
David R. Walker                                                            29,595 (18)                      *
Ronald E. West                                                              5,275 (19)                      *
George J. Wickard                                                           5,427 (20)                      *

Directors and Executive Officers as a Group (26 persons)                  370,742 (21)(22)              3.96%


                                                                                                      Percent of
                                                                         No. of Shares               Outstanding
                  Name and Address                                    Beneficially Owned                Shares
--------------------------------------------------------              ------------------             -----------
5% Shareholder
Mrs. C. Northrop Pond (14)                                                732,470 (23)                  7.82%
1241 Cooper Road
Scotch Plains, NJ 07076


-----------------------
NOTES:

*        Less than one percent.

(1) Of this total, 3,974 shares are held by Mr. Blank and he has the right to acquire an additional 2,383 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Blank, 212 shares are held by Mr. Blank's wife.

(2) Of this total, 22,199 shares are held by Mr. Buckley and he has the right to acquire an additional 4,062 shares pursuant to options exercisable within 60 days.

(3) Of this total 2,955 shares are held by Mr. Cannon and he has the right to acquire an additional 3,564 shares pursuant to options exercisable within 60 days.

(4) Of this total, 9,003 shares are held by Mr. Cherry and he has the right to acquire an additional 3,895 shares pursuant to options exercisable within 60 days.

(5) Of this total, 8,003 shares are held by Mr. Gerleit and he has the right to acquire an additional 25,010 shares pursuant to options exercisable within 60 days.

(6) Of this total, 15,743 shares are held by Mr. Gregor and he has the right to acquire an additional 50,572 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Gregor, 2,383 shares are held by Mr. Gregor's wife.

(7) Of this total, 3,617 shares are held by Mr. Hance and he has the right to acquire an additional 2,383 shares pursuant to options exercisable within 60 days.

(8) Of this total, 1,431 shares are held by Mr. Kopicki and he has the right to acquire an additional 2,383 shares pursuant to options exercisable within 60 days.

(9) Of this total, 7,261 shares are held by Mr. Malwitz and he has the right to acquire an additional 19,560 shares pursuant to options exercisable within 60 days.

(10) Of this total, 3,406 shares are held by Mrs. Marotta and she has the right to acquire an additional 4,062 shares pursuant to options exercisable within 60 days.

(11) Of this total, 887 shares are held by Ms. McKiernan and she has the right to acquire an additional 1,512 shares pursuant to options exercisable within 60 days.

(12) Of this total, 1,560 shares are held by Mr. McGowan and he has the right to acquire an additional 1,499 shares pursuant to options exercisable within 60 days.

(13) Of this total, 19,419 shares are held by Mr. Pond and he has the right to acquire an additional 2,427 shares pursuant to options exercisable within 60 days.

(14)     Mrs. Pond and Charles N. Pond, Jr. are mother and son.

(15) Of this total, 5,000 shares are held by Mr. Ross and 5,600 shares are held in a trust for which Mr. Ross is a beneficiary.

(16) Of this total, 6,284 shares are held by Mr. Straw and he has the right to acquire an additional 9,394 shares pursuant to options exercisable within 60 days.

(17) Of this total, 13,607 shares are held by Mr. Turnbull and he has the right to acquire an additional 2,383 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Turnbull, 5,792 shares are held by Mr. Turnbull's wife.

(18) Of this total, 25,700 shares are held by Mr. Walker and he has the right to acquire an additional 3,895 shares pursuant to options exercisable within 60 days. Of the shares held by Mr. Walker, 490 shares are held by Mr. Walker's wife.

(19) Of this total, 1,213 shares are held by Mr. West and he has the right to acquire an additional 4,062 shares pursuant to options exercisable within 60 days.

(20) Of this total 3,883 shares are held by Mr. Wickard and he has the right to acquire an additional 1,544 shares pursuant to options exercisable within 60 days.

(21) The total of 370,742 shares includes 18,778 shares held jointly or individually by spouses and/or other members of the household of the directors and all executive officers.

(22) The total unnamed executive officers have the right to purchase 32,978 shares pursuant to options exercisable within 60 days.

(23) Mrs. Pond holds 268,150 shares in her personal trust. The remaining 464,320 shares in this figure are held in trusts for which Mrs. Pond serves as Trustee and has the sole voting rights.

                             EXECUTIVE COMPENSATION

General

         Compensation of the Corporation's executives is described below in the tabular format mandated by the Commission. The letters in parentheses below each column heading are the letters designated by the Commission for such columns, and are provided to make it easier to compare the compensation of the Corporation's executives with that of the executives of other Commission reporting companies. The absence of any table or column designated by the Commission means that no compensation was paid or earned which would be required to be described in such table or column.

Summary Compensation Table

         The following table summarizes all compensation earned in the past three years for services performed in all capacities for the Corporation and UNB with respect to the Named Officers.




                           SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                     ---------------------------------
                                                                                  Awards
                                                                     ---------------------------------
                                           Annual Compensation
                                                                                            (g)
          (a)                                                              (f)          Securities             (i)
       Name and               (b)           (c)            (d)         Restricted       Underlying          All Other
  Principal Position         Year        Salary ($)     Bonus ($)    Stock Award(s)   Options/SARs(#)   Compensation ($)
                                                                           ($)
------------------------  ------------  -------------  ------------  ---------------- ----------------  ------------------
Thomas C. Gregor,            1997         260,000        130,000          ____(3)         20,547            8,611(1)
   Chief Executive           1996         240,000        110,000          ____            19,102            8,196(4)
   Officer of the            1995         212,000        100,000          ____            14,294            8,196(5)
   Corporation and UNB

Donald W. Malwitz,           1997         147,000         44,100          ____(3)          6,784            5,104(1)
   V.P. & Treasurer of       1996         140,000         35,000          ____             8,090            4,896(4)
   the Corporation and       1995         131,000         30,000          ____             4,764            4,626(5)
   Executive V.P. &
   Chief Financial
   Officer of UNB

Warren R. Gerleit,           1997         155,300         46,500          ____(3)          8,056            7,480(1)
   Executive VP,             1996         135,300         40,500          ____             8,989            7,461(4)
   Lending and Branch        1995         123,000         33,000          ____             7,148            6,846(5)
   Admin. of UNB

Ralph L. Straw, Jr.          1997         130,000         39,000          ____(3)          3,816            7,194(1)
   VP & Secretary of         1996         120,000         30,000          ____             4,495            6,696(4)
   the Corporation and       1995         110,000         25,000         19,500(2)         9,528            6,196(5)
   Executive VP,
   General Counsel and
   Cashier of UNB

John C. Cannon,              1997         100,000         25,000          ____(3)          2,968            5,744(1)
   Senior VP, Senior         1996          95,000          9,500          ____             3,551            5,411(4)
   Trust Officer of UNB      1995          87,000          6,900          ____             2,384            2,370(5)

---------------------------


NOTES:

(1) The amounts shown represent UNB's 1997 contribution on behalf of the executive to UNB's 401(k) Plan (Mr. Gregor - $7,917; Mr. Malwitz - $4,410; Mr. Gerleit - $6,786; Mr. Straw - $6,500; and Mr. Cannon - $5,000) and term life insurance premiums paid for the executive by UNB (Mr. Gregor - $694; Mr. Malwitz - $694; Mr. Gerleit - $694; Mr. Straw - $694; and Mr. Cannon- $744).

(2) This represents a grant of 600 shares of restricted stock, which stock vests 50% two years after the date of grant, an additional 25% after three years, and the remaining balance after four years. The restricted stock also vests in full upon retirement under normal conditions. All dividends on the restricted stock, whether in cash or securities, are fully vested immediately. The dollar amounts shown reflect the value at the date of grant.

(3) As of December 31, 1997, Mr. Gregor held 650 shares of restricted stock with a value of $17,550; Mr. Malwitz held 150 shares of restricted stock with a value of $4,050; Mr. Gerleit held 400 shares of restricted stock with a value of $10,800; Mr. Straw held 600 shares of restricted stock with a value of $16,200; and Mr. Cannon held 150 shares of restricted stock with a value of $4,050.

(4) The amounts shown represent UNB's 1996 contribution on behalf of the executive to UNB's 401(k) Plan (Mr. Gregor - $7,500; Mr. Malwitz - $4,200; Mr. Gerleit - $6,765; Mr. Straw - $6,000; and Mr. Cannon - $4,750) and term life insurance premiums paid for the executive by UNB (Mr. Gregor - $696; Mr. Malwitz - $696; Mr. Gerleit - $696; Mr. Straw - $696; and Mr. Cannon- $661).

(5) The amounts shown represent UNB's 1995 contribution on behalf of the executive to UNB's 401(k) Plan (Mr. Gregor - $7,500; Mr. Malwitz - $3,930; Mr. Gerleit - $6,150; Mr. Straw - $5,500; and Mr. Cannon - $1,840) and term life insurance premiums paid for the executive by UNB (Mr. Gregor - $696; Mr. Malwitz - $696; Mr. Gerleit - $696; Mr. Straw - $696; and Mr. Cannon - $530).


Option Grants in 1997

         The following table shows the options granted to Named Officers in 1997, and their potential value at the end of the option term, assuming certain levels of appreciation of the Corporation's Common Stock. While the Commission-mandated column headings refer to stock appreciation rights ("SARs"), the Corporation has not awarded any SARs to its executive officers.



                    OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                              Potential Realizable Value At Assumed
                                         Individual Grants                  Annual Rates of Stock Price Appreciation
                                                                                       for Option Term (2)
                           -----------------------------------------------  ------------------------------------------

                             Number of       Percent of
                            Securities     Total Options/
                            Underlying      SARs Granted     Exercise or
                             Options/       to Employees     Base Price      Expiration
                           SARs Granted    in Fiscal Year      ($/Sh)           Date                        10%($)
          Name                  (#)                                                            5%($)
-------------------------  --------------  ---------------- --------------  --------------  ------------  ------------
          (a)                   (b)              (c)             (d)             (e)            (f)           (g)
Thomas C. Gregor             16,218(3)           24%           20.547          2/18/07        209,567       531,085
Donald W. Malwitz            6,784(3)            10%           20.547          2/18/07        87,662        222,153
Warren R. Gerleit            8,056(3)            12%           20.547          2/18/07        104,099       263,807
Ralph L. Straw, Jr.          3,816(3)            6%            20.547          2/18/07        49,310        124,961
John C. Cannon               2,968(3)            4%            20.547          2/18/07        38,352        97,192


--------------------------------

NOTES:

(1)      All options are adjusted for stock dividends and the 1997 Stock Split.

(2) The dollar amounts under these columns are the result of calculations at the 5% and the 10% rates set by the Commission and therefore are not intended to forecast possible future appreciation, if any, of the Corporation's stock price.

(3) These options become exercisable at the rate of 50% on February 18, 1999, 25% on February 18, 2000 and 25% on February 18, 2001.


Aggregated Option Exercises in 1997 and Year-End Option Value


         The following table shows options exercised during 1997, and the value of unexercised options held at year-end 1997, by the Named Officers. The Corporation does not use SARs as compensation.



                     AGGREGATED OPTIONS/SAR EXERCISES IN THE
                  LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                      Number of Securities     Value of Unexercised
                                                                           Underlying              In-the-Money
                                                                      Unexercised Options        Options/SARs At
                                                                        at Fiscal Year-         Fiscal   Year-End
                                                                     ----------------------          ($)
                                                                                  End
                                                                          (#)
                         Shares Acquired On                               Exercisable/             Exercisable/
         Name                    Exercise       -------------------      Unexercisable            Unexercisable
                               (#)              Value Realized ($)
------------------------                        -------------------- -----------------------  -----------------------
          (a)                    (b)                    (c)                   (d)                      (e)
Thomas C. Gregor                 --                     --               29,872/50,042           424,414/552,463
Donald W. Malwitz                --                     --               13,062/18,517           235,598/196,632
Warren R. Gerleit                --                     --               14,941/24,405           212,330/268,758
Ralph L. Straw, Jr.              --                     --                4,764/13,075            63,628/145,362
John C. Cannon                   --                     --                1,192/7,711             15,933/80,201


Pension Plan

         UNB has a regular Pension Plan under which executive officers and salaried employees may qualify under essentially the same standards. The annual pension payable under the Pension Plan is equal to the sum of:

         (1) The employee's accrued benefit as of December 31, 1986 (1.1875% of 1986 basic compensation, plus 0.5% of such compensation in excess of $7,800; all multiplied by the number of years of credited service as of December 31, 1986); plus

         (2) From January 1, 1987 through December 31, 1988, and for each year after December 31, 1988 in which the employee has less than 35 years of benefit accruals, 1.5% of basic compensation for such year, plus 0.5% of such compensation in excess of $7,800; plus

         (3) For each year after December 31, 1988 in which the employee has 35 or more years of benefit accruals, 2% of basic compensation for such year.

         In 1994, a $150,000 compensation limit became effective on pension plans. In 1997, the limitation was increased to $160,000. Only Mr. Gregor is affected at this time and his benefit declined when compared to last year.

         The estimated annual benefits payable upon retirement at normal retirement age (65) to the Named Officers are:


                                                                Estimated Annual Benefits
                                      -------------------------------------------------------------------------------

               Name                             Assuming 4% Annual                         Assuming No
                                      --------------------------------------  --------------------------------------
                                                 Salary Increases                        Salary Increases
------------------------------------
Thomas C. Gregor                                     $68,736                                  $57,672
------------------------------------
Donald W. Malwitz                                     93,931                                   84,125
------------------------------------
Warren R. Gerleit                                     79,215                                   63,132
------------------------------------
Ralph L. Straw, Jr.                                   46,165                                   40,409
------------------------------------
John C. Cannon                                        38,821                                   32,180



Supplemental Executive Retirement Plan

         The Corporation has adopted a non-tax qualified retirement plan for certain of its executives ("SERP") to supplement the benefit such executives can receive under the Corporation's 401(k) Plan and defined benefit pension plan. The SERP is designed to provide a benefit (less the benefits estimated to be provided under the tax-qualified plans) that is equal to 60% of the executive's final salary (or 70%, in the case of the benefit provided to Mr. Gregor). The benefit is payable over a period of 15 years. In the case of an executive's involuntary termination of employment for any reason (other than for cause, death or disability) or voluntary termination of employment in connection with a change in control, the executive is entitled to a benefit payable at age 65 (the "Benefit Age") equal to the full retirement benefit that he would have received had he remained in the employ of the Corporation or UNB and retired at his Benefit Age. In the event of the executive's request to receive an immediate disability benefit, in lieu of a retirement benefit, such benefit will be payable, beginning 30 days following the executive's request, in a lump sum. In the event of the executive's death while employed, the SERP provides a survivor's benefit equal to the benefit payable to the executive as if the executive remained employed until his Benefit Age. The SERP also provides a $10,000 death benefit payable to the executive's beneficiary. In the event that the executive makes a timely election, he can receive his retirement benefit in a lump sum instead of an annuity. The Corporation and the executives have established trusts which generally have purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the SERP. The SERP has six participants, including Messrs. Gregor, Malwitz, Gerleit, Straw and Cannon. The estimated pre-tax benefit payable upon retirement at the executives benefit eligibility date is $209,911, $32,017, $76,145, $63,094 and $50,220, for Messrs. Gregor, Malwitz, Gerleit, Straw and Cannon, respectively.

Death Benefit Only Plan

         The Corporation has established a death benefit only plan ("DBO Plan") for certain officers who are not participants in the SERP. The DBO Plan provides that in the event a participant in the plan dies prior to retirement, or in the event that a participant's employment is involuntarily terminated prior to retirement for any reason (other than for cause) and the participant dies prior to attaining retirement age, the participant's beneficiary will be entitled to a lump sum benefit equal to the difference between what the participant is projected to receive from the tax-qualified plans sponsored by the Corporation if the participant had remained employed by the Corporation or UNB until retirement age, and the amount the participant actually receives under the tax-qualified retirement plans. The benefit under the DBO Plan is payable in a lump sum. The DBO Plan also provides a $10,000 death benefit payable to the executive's beneficiary, provided, however, that no additional $10,000 death benefit will be available under the DBO Plan if the executive is entitled to such a benefit as a participant in the Deferred Compensation Plan or the Bonus Plan. The DBO Plan has four participants. The Corporation has established a non-qualified grantor trust which has purchased life insurance policies on the lives of the executives in order to fund the benefit obligation under the DBO Plan. For the 1997 fiscal year, the Corporation was not required to accrue a contribution to the DBO Plan.

Employment, Termination of Employment and Change of Control Arrangements

         As of August 15, 1994, the Corporation and UNB entered into employment and change-in-control agreements with six executive officers, including four of the Named Officers. Each agreement provides for the employment of the executive from August 1, 1994 through July 30, 1998, at a minimum base salary equal to the executive's salary as of August 1, 1994. Under the agreement, the executive is entitled to participate in all incentive compensation and stock award plans, all pension, profit sharing or other retirement plans, and all medical, disability and life insurance plans made available to other executives of the Corporation. Such plans may not be terminated or altered in a manner adverse to the executive following a change in control of the Corporation, as defined in the agreement.

         Each agreement also provides for the following compensation upon termination of the executive's employment; upon the executive's death up to six month's base salary to the extent that the Corporation has not provided life insurance with benefits equal to 200% of the executive's base salary; upon termination due to disability, up to six months' base salary to the extent that the Corporation has not provided disability insurance with benefits equal to 100% of the executive's base salary; if the termination is by the Corporation due to the executive's poor performance (which form of termination is only permitted prior to a change in control), one year's base salary; if the termination is by the Corporation without cause prior to a change in control, two years' base salary (one year for Mr. Straw); if the termination is by the Corporation without cause after a change in control or after a change in control the executive resigns for good reason (generally defined to include material reductions in the executive's status or benefits), a lump sum equal to (x) the cash value (determined by a formula) of any stock options, restricted stock or other stock plan awards from the Corporation to the executive which are not vested on the date of the termination, plus (y) a multiple (2.99 for Mr. Gregor and 2.0 for the other executives) of the average annual compensation (including base salary and bonus) paid to the executive during the five year period prior to the change in control. The change in control payments to the executives will be reduced if and to the extent necessary to comply with the limitations imposed upon parachute payments under Section 280G of the Internal Revenue Code, which limits all payments contingent on a change in control to an amount not to exceed three times the executive's average taxable wage compensation in the five years prior to a change in control.

         Each agreement defines "change in control" generally to mean any of the following: (1) any person or group (other than the Corporation) acquires 25% or more of the Corporation's and/or UNB's voting securities or all or substantially all of its assets; (2) the Corporation and/or UNB agrees to merge with an unaffiliated entity and (a) the Corporation's or UNB's directors immediately prior to such merger will constitute less than a majority of the directors of the surviving entity or (b) less than 75% of the outstanding voting securities of the surviving entity will be beneficially owned by the stockholders of the Corporation immediately prior to the merger; (3) the Corporation and/or UNB agrees to transfer all or substantially all of its assets, other than to a wholly-owned subsidiary of the Corporation; or (4) a majority of the directors of either the Corporation or UNB are persons who were not (a) directors on August 15, 1994 ("current members"), (b) nominated by the affirmative vote of a majority of the current members at the time of their nomination ("future designees") or (c) nominated by the affirmative vote of a majority of the current members and future designees, taken as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers to file reports of holdings and transactions in the Corporation's Common Stock with the Commission. Based on the Corporation's records and other information the Corporation believes that it was in compliance with all Commission filing requirements applicable to its directors and executive officers with respect to the Corporation's fiscal year ended December 31, 1997.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of UNB's Compensation Committee during 1997 were Messrs. Blank (Chairman), Buckley, Gregor, Kopicki and McGowan.

         Among those who served on the Board of Directors during 1997 and thus were ultimately responsible for setting executive officer compensation, Mr. Gregor was himself an executive officer of the Corporation. Mr. Gregor participated in deliberations of the Corporation's and UNB's boards of directors concerning compensation of executive officers other than himself.


                              CERTAIN TRANSACTIONS

         Directors and officers of the Corporation and their associates were customers of and had transactions with UNB in the ordinary course of business during the year ended December 31, 1997. Similar transactions may be expected to take place with the Corporation's subsidiaries in the future. Outstanding loans and commitments made by UNB in transactions with the Corporation's directors and officers and their associates were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than a normal risk of collectibility or present other unfavorable features.

         John W. McGowan III, a director of the Corporation, is a principal in a law firm which performed legal services for UNB during 1997 and continues to perform services in 1998. During 1997, Mr. McGowan's law firm was paid $29,588.38 directly by UNB and $40,029.55 directly by customers of UNB for the law firm's representation of UNB regarding loan transactions with such customers. For additional information see "Compensation Committee Interlocks and Insider Participation" above.


               BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         The following report, a requirement of the Commission, was prepared by the Board of Directors of the Corporation.

         UNB is the primary subsidiary of the Corporation, and the compensation of senior officers of UNB (who may be deemed "executive officers" of the Corporation for Commission reporting purposes) is normally established by the full Board of Directors of UNB, based on recommendations made to it by its Compensation Committee. The Compensation Committee is composed of five directors who, in 1997, were Messrs. Blank (Chairman), Buckley, Gregor, Kopicki and McGowan. Mr. Gregor does not participate in the committee deliberations with respect to his own compensation.

         In 1994, the Board of Directors of UNB made a number of changes in the way it set compensation for UNB's senior officers. First, the Board adopted a new performance-based bonus program, used to determine bonuses for officers at or above the Vice President level. In 1995, the group compensated using this system was expanded to include all UNB employees. The Board of Directors or, in the case of employees under the rank of Vice President, UNB management, sets specific, measurable goals to be obtained by both UNB and the individual officer or employee. At year end, the performance of both UNB and the officer or employee are measured and bonuses are determined using a matrix under which the performance of UNB and the officer or employee each contribute to the bonus available for such officer or employee. Specified levels of performance must be met by both UNB and the officer or employee before any bonus is payable.

         In addition, beginning in 1994 the Corporation made available to all employees, including the Named Officers, a 401(k) Plan pursuant to which the employees may make contributions and the Corporation may match such contributions, up to a maximum match of 5% of the employee's compensation. In 1997, the Corporation undertook to match 50% of each employee's contribution (up to the 5% compensation cap) and to match an additional 50% (subject to the cap) if UNB met its approved budget for the year. That budget was met and employee contributions were matched 100% in 1997. Prior to 1994, UNB had a profit sharing plan for which all employees, including executive officers, were eligible for awards. The profit sharing plan was not utilized and no awards were made under it in 1997.

         During 1997, Mr. Thomas C. Gregor served as Chairman, President and Chief Executive Officer of UNB, and Chairman, President and Chief Executive Officer of the Corporation. Mr. Gregor's base salary for 1997 was set by the Board of UNB based upon his performance in executing his responsibilities in those positions in 1996 and the performance anticipated from him in 1997 and future years. The Board also considered the objectives set by the Board for UNB for 1996, the overall performance of the Corporation and UNB and Mr. Gregor's ability to develop and motivate employees to meet the Corporation's short- and long-term objectives. Mr. Gregor's 1997 bonus was set based on the matrix derived under UNB's new performance-based bonus program, described above. The financial measures used to determine Mr. Gregor's performance on the matrix were the achievement of projected budget results, the completion of specified corporate projects for 1996 within time and within budget results, the achievement of specified minimum financial ratios and the achievement of specified goals with respect to UNB's internal quality program, financial performance and growth.

         With respect to 1997 compensation for senior officers, the Compensation Committee based its recommendations, and the full Board based its actions, on the duties and responsibilities of the officer in question, the performance of UNB and of the particular officer in 1996, and the performance anticipated from the officer in 1997 and future years. Based upon UNB's performance-based bonus program, described above, bonuses for each senior officer were set based on a matrix, which in turn was based on goals set for the senior officer and for UNB as a whole. The CEO or, in some instances, the senior officer's other supervising officer, set the goals for each senior officer.

         Another compensation tool which the Board uses to relate executive compensation to the performance of the Corporation and UNB as a whole is the Corporation's Stock Based Incentive Plan. Recommendations for awards under this plan are made to the full Board of Directors by its Stock Based Incentive Plan Committee. The Committee is composed of non-management outside directors who, in 1997, were Messrs. Blank (Chairman), Cherry, Hance, Kopicki, Pond, Walker, West and Wickard and Madams Marotta and McKiernan. Mr. Gregor was awarded options to acquire 7,650 shares of Corporation Common Stock pursuant to this plan in 1997, and other Named Officers were awarded a total of 10,200 options under this plan in 1997.

         Detailed information related to the compensation of the Named Officers is shown in the compensation tables above.

         As part of the 1993 Omnibus Budget Reconciliation Act ("OBRA `93") - under Section 162(m) of the Internal Revenue Code - effective for taxable years beginning on or after January 1,1994, companies are subject to limits on the deductibility of executive compensation. OBRA `93 limited deductible compensation for each executive officer to $1 million per year. Certain forms of compensation are exempt from this deductibility limit, primarily performance-based compensation which is approved by shareholders. Based on its 1997 salaries, profit-sharing awards and incentive plan awards, the Corporation does not expect any of its executive officers to exceed the $1 million deductibility threshold during the 1998 tax year.

         The Board of Directors

                  George W. Blank                    Patricia A. McKiernan
                  Donald A. Buckley                  Charles N. Pond, Jr.
                  C. Douglas Cherry                  Paul K. Ross
                  Thomas C. Gregor                   Kenneth W. Turnbull
                  Charles E. Hance                   David R. Walker
                  John R. Kopicki                    Ronald E. West
                  Antonia S. Marotta                 George J. Wickard
                  John W. McGowan III


                                PERFORMANCE GRAPH

         The following graph is a requirement of the Commission. The graph compares the cumulative total return on a hypothetical $100 investment made on December 31, 1992 in: (a) the Corporation's Common Stock; (b) the CRSP Index for the NASDAQ Stock Market (U.S. Companies); and (c) the Keefe, Bruyette & Woods 50 ("KBW 50") Index. The graph is calculated assuming that dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.


                               [GRAPHIC OMITTED]




  Symbol        Index Description       12/31/92     12/31/93     12/31/94      12/30/95     12/29/96     12/31/97
--------    -------------------------   --------     --------     --------      --------     --------     --------
Diamond     UNITED NATIONAL BANCORP       $100.00      $152.70      $176.80      $197.90       $229.50      $375.20
Square      CRSP Index for Nasdaq         $100.00      $114.80      $112.20      $158.70       $195.20      $239.50
            Stock Market (US
            Companies)
Triangle    Keefe, Bruyette, & Woods      $100.00      $105.54      $100.16      $160.41       $226.92      $331.73
            50 Index


                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal for action at the 1999 Annual Meeting of Shareholders and desires that such proposal be included in the 1999 proxy statement and proxy for such meeting must furnish the proposal in writing addressed to Ralph L. Straw, Jr., Vice President & Secretary, United National Bancorp, P.O. Box 6000, 1130 Route 22 East, Bridgewater, NJ 08807 not later than December 22, 1998. The notice should be sent by certified mail with return receipt requested.


     SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1998

         KPMG Peat Marwick LLP ("Peat Marwick") served as the Corporation's independent public accountants for the fiscal years ended December 31, 1997 and 1996. Arthur Andersen LLP ("Arthur Andersen") served as the Corporation's independent public accountants for the fiscal year ended December 31, 1995 and for the prior fifteen years. Representatives of Peat Marwick will be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions. On October 17, 1995, the Board of Directors selected Peat Marwick to replace Arthur Andersen as the Corporation's independent public accountants effective April 1, 1996. The change in accountants was the result of a recommendation by the Audit Committee to the Board of Directors after conducting a comprehensive review (in addition to their regular, ongoing evaluation) of the Corporation's needs and requirements with respect to independent public accounting services. The Audit Committee recommendation of the selection of Peat Marwick was based on detailed presentations made by Peat Marwick, Arthur Andersen and a third nationally recognized accounting firm. Peat Marwick also will serve as the Corporation's independent public accountant for the fiscal year ended December 31, 1998.

         Neither Peat Marwick's 1997 and 1996 report nor Arthur Andersen's 1995 report on the Corporation's financial statements contains an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope or accounting principles. During the Corporation's two most recent fiscal years, (i) the Corporation believes there were no disagreements with Peat Marwick or Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Peat Marwick's or Arthur Andersen's satisfaction, would have caused Peat Marwick or Arthur Andersen to make reference to the subject matter of such disagreements in connection with its reports on the Corporation's financial statements, and (ii) no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the Commission) occurred.


            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

         The Board of Directors knows of no business that will be presented for consideration at the Meeting other than that stated in this Proxy Statement. Should any other matter properly come before the Meeting or any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

         Whether you intend to be present at the Meeting or not, you are urged to return your signed proxy promptly.

                                              By Order of the Board of Directors


                                              THOMAS C. GREGOR
                                              ----------------------------------
                                              Thomas C. Gregor
                                              Chairman of the Board

Bridgewater, New Jersey
March 23, 1998

                            UNITED NATIONAL BANCORP

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Ralph J. Smalley, Jr., Frank H. Blatz and Joseph
B. Hetfield, and each of them with full powers of subsitution and revocation, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of Common Stock of United National Bancorp (the "Corporation"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held April 21, 1998 at 10:00 a.m. at the Headquarters Building of the Corporation, 1130 Route 22 East, Bridgewater, New Jersey, or at any adjournment thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and hereby isntructs said attorneys and proxies to vote as indicated herein and upon such other business as may properly come before the Meeting. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as set forth on the reverse. Please refer to the Proxy Statement for a discussion of each of these Proposals.

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTIONS ARE MADE, THIS PROXY (IF SIGNED) WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR DIRECTOR.

      (Please sign proxy on reverse side and return in enclosed envelope.)

                                       UNITED NATIONAL BANCORP
                                       P.O. Box 11175
                                       New York, N.Y.  10203-0175

                         DIRECTIONS TO THE HEADQUARTERS
                        BUILDING FOR THE ANNUAL MEETING

FROM ROUTE 22 WEST:

Take Route 22 West to the Bridgewater area. After passing the intersection with Interstate 287, continue on Route 22 West 1.8 miles to the exit for N. Bridge St./Grove St./Somerville. Follow the exit ramp; following signs for Route 22
East. Once on Route 22 East, continue for 0.7 miles to United National's Corporate Headquarters Building (on the right immediately past the Hewlett Packard Building).

FROM ROUTE 22 EAST:

Take Route 22 East to the Bridgewater area. After passing the Route 202/206 intersection, continue on Route 22 East for 1.7 miles to United National's Corporate Headquarters Building (on the right immediately past the Hewlett Packard Building).

FROM INTERESTATE 287 NORTH:

Take Interestate 287 North to the Route 22 West exit. Continue on Route 22 West for 1.5 miles to the exit from N. Bridge St./Grove St./Somerville. Follow the exit ramp; following signs for Route 22 East. Once on Route 22 East, continue for 0.7 miles to United National's Corporate Headquarters Building (on the right immediately past the Hewlett Packard Building).

FROM INTERSTATE 287 SOUTH:

Take Interstate 287 South, past the intersection with Interstate 78, to the exit for Route 202/206 South, Princeton/Somerville. Continue on Route 202/206 South past Bridgewater Commons Mall, to the exit for Route 22 East. Cotninue for 1.7 miles to United National's Corporate Headquarters Building (on the right immediately past the Hewlett Packard Building).

                             DETACH PROXY CARD HERE


[   ]
(The Board of Directors recommends a vote "FOR")
1. To elect five (5) members to     FOR all nominess  [   ]       WITHHOLD AUTHORITY to vote   [   ]    * EXCEPTIONS    [   ]
   the Board of Directors of the    listed below                  for all nominees listed
   Corporation:


Nominees: GEORGE W. BLANK CHARLES E. HANCE JOHN R. KOPICKI JOHN W. McGOWAN III PAUL K. ROSS

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions---------------------------------------------------------------------

2. At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the Meeting or any adjournment thereof.



                                    Change of Address and
                                    or Comments Mark Here           [  X  ]

                                    Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

                                    Date:------------------------------------

                                    -----------------------------------------
                                    Signature

                                    -----------------------------------------
                                    Signature

                                    VOTES MUST BE INDICATED
                                    (X) IN BLACK OR BLUE INK     [ X  ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.